• • • • • ▪ ▪ ▪ ▪ ▪ ▪ ▪ 04 / 29 / 2021 Doc ID: c8117190435e8a587a7e8b09a26040a20f396f62

HELLOSIGN

Audit Trail

TITLE	Offer Letter
FILE NAME	Offer Letter.pdf
DOCUMENT ID	c8117190435e8a587a7e8b09a26040a20f396f62
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	• Completed

Document History

SENT	**04 / 29 / 2021** 04:11:46 UTC	Sent for signature to Matthew Cooley (matthew.b.cooley@gmail.com) from moborn@lifevantage.com IP: 107.191.2.1
VIEWED	**04 / 29 / 2021** 20:37:49 UTC	Viewed by Matthew Cooley (matthew.b.cooley@gmail.com) IP: 73.20.95.144
SIGNED	**04 / 29 / 2021** 20:40:43 UTC	Signed by Matthew Cooley (matthew.b.cooley@gmail.com) IP: 73.20.95.144
COMPLETED	**04 / 29 / 2021** 20:40:43 UTC	The document has been completed.

Powered by HELLOSIGN